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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of AmSurg Corp. on Form S-8 of our report dated February 19, 2001 (except for Note 13, as to which the date is March 6, 2001), included in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2000, and of our report dated February 19, 2001 relating to the financial statement schedule appearing in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
July 24, 2001